Exhibit 10.3

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION COPY

ORDER NO. 2-1

Exchange-Traded Derivatives based on Volatility/BuyWrite/Variance Shared IP Indices

THIS Order No. 2-1 (this “Order”) is entered into as of September 28, 2026 (the “Commencement Date”) by and between:

(I)	S&P Opco, LLC, a New York limited liability company, having a place of business at 55 Water Street, New York, NY 10041, USA (“S&P”); and

(II)	Cboe Exchange, Inc., a Delaware corporation having an office at 433 West Van Buren Street, Chicago, Illinois 60607 (“Cboe”).

WHEREAS

(A)	S&P is a Party to a subsisting written Master License Agreement of September 28, 2026 with Cboe (the “Master Agreement”);

(B)	each of the Parties owns and maintains certain financial indices and associated trademarks, certain of which are specified below as being licensed to the other Party; and

(C)	the Parties are willing to enter into this Order governed by the Master Agreement for the licensing, creation, administration and exchange-traded derivatives use of the Covered Shared IP Indices identified herein.

IT IS AGREED THAT:

1.	This is an Order under and governed by the Master Agreement and incorporates Sections 1 through 7 and Exhibits A through C hereto.

2.	All words, terms or phrases defined in the Master Agreement have the same meaning where used in this Order.

3.	In the event of any conflict, ambiguity or inconsistency between this Order and the Master Agreement, the terms of this Order shall prevail, but solely with respect to this Order and solely to the extent of such conflict, ambiguity or inconsistency, in each case as provided in Section 2 of the Master Agreement. This Order shall not modify the Master Agreement with respect to any other Order.

4.	This Order constitutes a separate agreement between S&P and Cboe, hereby incorporates the terms and conditions of the Master Agreement by reference as they apply to this Order, and is severable from each other Order entered into under the Master Agreement (it being understood that (a) both S&P and Cboe agree to comply with such terms and conditions and (b) S&P and Cboe shall be responsible for ensuring that each of its Affiliates complies with both the provisions of this Order and the Master Agreement applicable to such Affiliate when exercising rights under this Order).

5.	Subject to the terms and conditions of the Master Agreement, and without limiting Section 4.3 below, this Order supersedes all previous oral and written agreements (including any prior Orders addressing the creation, administration and exchange-traded derivatives use of the Covered Shared IP Indices covered herein), representations, discussions or understandings between the Parties with respect to its subject matter.

6.	Subject to the provisions of this Order and terms and conditions of the Master Agreement as they apply to this Order, each Party may, during the Term, exercise the rights expressly granted to it under this Order with respect to the Covered Shared IP Indices, data, methodologies, Marks, and Licensed Products.

7.	The Sections set forth below establish the index-specific commercial terms applicable to the Covered Shared IP Indices (as defined herein) with respect to their creation, administration and use as the basis for exchange-traded derivatives. Shared IP Indices that are not Covered Shared IP Indices, and the licensing of the Covered Shared IP Indices to Third-Party Licensees (including for the creation of derived indices and Third-Party Licensed Products), are covered under separate Orders, including Order No. 3-1.

8.	This Order may be executed in counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same instrument.

9.	The Parties agree that the electronic copy of this fully executed Order retained by S&P shall be the “original”, written, complete and exclusive statement of this Order.

10.	Without limiting Section 4.3 below, the Parties acknowledge and agree that the licenses granted to Cboe and its Affiliates with respect to indices that constitute Covered Shared IP Indices under this Order are intended to be, and shall be deemed to be, the successor to, and a renewal, continuation, and extension of, the corresponding rights and licenses previously granted to Cboe and its Affiliates under Amendment No. 6 to the Restated License Agreement, dated as of November 1, 1994, by and between S&P and Cboe. Without limiting the generality of the foregoing, such rights and licenses are governed from the Commencement Date exclusively by this Order.

11.	Notwithstanding anything in this Order to the contrary, the terms and conditions of the Master Agreement as they apply to this Order are hereby incorporated herein by reference.

ORDER NO. 2-1

to the Master License Agreement

IN WITNESS WHEREOF, the Parties have caused this Order to be executed as of the Commencement Date.

CBOE EXCHANGE, INC.		S&P OPCO, LLC

Signature:	/s/ Craig Donohue	Signature:	/s/ Catherine Clay

Name:	Craig Donohue	Name:	Catherine Clay
	(Please print)		(Please print)

Title:	Chief Executive Officer and President	Title:	President and CEO
	(Please print)		(Please print)

Date:	September 28, 2026	Date:	September 28, 2026
	(Please print)		(Please print)

1.	DEFINED TERMS

1.1.	“Cboe Licensed Products” means, for purposes of this Order, the following products when created, issued, listed, traded, cleared or settled by Cboe or an Affiliate under this Order:

1.1.1.	Standardized Option Contracts, including:

1.1.1.1.	FLEX Micro Contracts;

1.1.1.2.	Mini Contracts; and

1.1.1.3.	Nano Contracts;

1.1.2.	Futures Contracts;

1.1.3.	Options on Futures Contracts; and

1.1.4.	any other investment product of any kind or character for which S&P approves, or is deemed to approve, under Section 6.3 of the Master Agreement as a “Cboe Licensed Product”.

1.2.	“Competing Index” means, for purposes of this Order: (a) an index consisting of a series over time of implied or expected volatility values, which index uses as an input for its calculation, among other values, one or more values of or derived from another index that measures the segment of the market also measured by the Licensed S&P Indices and Values, or prices of, or values derived from prices of, a Standardized Option Contract based on such an index; or (b) a series over time of realized or implied variance values, which series uses as input for its calculation, among other values, one or more values of or derived from another index that measures the segment of the market that is also measured by the Licensed S&P Indices and Values, or prices of, or values derived from prices of, a Standardized Option Contract based on such an index.

1.3.	“Competing Products” means, collectively, any Standardized Option Contracts, Futures Contracts, or Options on Futures Contracts based on a Competing Index.

1.4.	“Covered Cboe Shared IP Indices” means, for purposes of this Order, each Volatility Index, BuyWrite Index or Variance Indicator that (a) is listed in Exhibit C or subject to Section 4.3 below, or (b) is approved or is deemed approved as a “Cboe Shared IP Index” under Section 6.3 of the Master Agreement in accordance with Section 4 below (in which case the Parties shall use commercially reasonable efforts to promptly update Exhibit C to include such new Cboe Shared IP Index, provided that any failure by the Parties to update Exhibit C shall not impact any such index’s or indicator’s status as a Covered Cboe Shared IP Index). For the avoidance of doubt, each Covered Cboe Shared IP Index shall constitute a “Cboe Shared IP Index” for purposes of the Master Agreement and shall be solely and exclusively owned by Cboe or its designated Affiliate identified as the Owner in Exhibit C (in each case, excluding any S&P Underlying IP therein).

1.5.	“Covered S&P Shared IP Indices” means, for purposes of this Order, each Volatility Index, BuyWrite Index or Variance Indicator that (a) is listed in Exhibit C or subject to Section 4.3 of this Order, or (b) is approved or is deemed approved as an “S&P Shared IP Index” under Section 6.3 of the Master Agreement in accordance with Section 4 below (in which case the Parties shall use commercially reasonable efforts to promptly update Exhibit C to specifically list such new S&P Shared IP Index, provided that any failure by the Parties to update Exhibit C shall not impact any such index’s or indicator’s status as a Covered S&P Shared IP Index). For the avoidance of doubt, each Covered S&P Shared IP Index shall constitute an “S&P Shared IP Index” for purposes of the Master Agreement and shall be solely and exclusively owned by S&P or its designated Affiliate identified as the Owner in Exhibit C (in each case, excluding any Cboe Underlying IP therein).

1.6.	“Covered Shared IP Indices” means, for purposes of this Order, collectively, the Covered Cboe Shared IP Indices and the Covered S&P Shared IP Indices.

1.7.	“Licensed Cboe Marks” means, for purposes of this Order, the Marks listed below, the names and tickers of the Covered Cboe Shared IP Indices identified in Exhibit C, and any other Cboe Mark approved or deemed approved under Section 6.3 of the Master Agreement for use under this Order:

1.7.1.	BuyWrite Index™

1.7.2.	BXM™

1.7.3.	Cboe®

1.7.4.	VIX®

1.7.5.	VXO®

1.7.6.	VXV®

1.8.	“Licensed S&P Indices and Values” means, for purposes of this Order, the following Underlying S&P Indices and their respective S&P Values:

1.8.1.	S&P 500 Index

1.9.	“Licensed S&P Marks” means, for purposes of this Order, the Marks listed below, the names and tickers of the Covered S&P Shared IP Indices identified in Exhibit C, and any other S&P Mark approved or deemed approved under Section 6.3 of the Master Agreement for use under this Order:

1.9.1.	S&P 500®

1.9.2.	S&P®

1.9.3.	The 500®

1.9.4.	US 500™

1.9.5.	500™

1.10.	“Territory” means, for purposes of this Order, (a) in the case of Standardized Option Contracts, the United States of America and (b) in all other cases, worldwide.

2.	S&P LICENSE TO CBOE

2.1.	License Grant to Cboe.

2.1.1.	License/Acknowledgement to Cboe for Shared IP Index Creation and Use. S&P, on behalf of itself and its Affiliates, hereby: (a) grants to Cboe and its Affiliates a limited, non-transferable, worldwide license during the Term to use each Licensed S&P Index and its associated S&P Values, each Covered S&P Shared IP Index (and its values) identified in this Order and any other S&P Underlying IP incorporated into any of the foregoing, in each case, to derive, maintain, publish, calculate and disseminate Covered Cboe Shared IP Indices identified in this Order or otherwise to the extent reasonably necessary to exercise the rights expressly authorized under this Order with respect to such indices, including using such indices as the basis for Cboe Licensed Products; and (b) acknowledges and agrees that, as between the Parties, Cboe (or its applicable Affiliate) solely and exclusively owns the Covered Cboe Shared IP Indices, Cboe Methodologies and Cboe Values and may exercise the rights provided under this Order with respect thereto, subject to S&P’s ownership of any S&P Underlying IP therein. Cboe and its Affiliates may (i) use, publish, calculate, maintain, modify, disseminate and distribute the Covered Cboe Shared IP Indices, and (ii) use the Covered Cboe Shared IP Indices as the basis for, or to otherwise create, issue, list, trade, exercise, clear or settle, Cboe Licensed Products in the Territory traded on Cboe’s Markets. Creation of a new Covered Shared IP Index remains subject to Section 4 below.

2.1.2.	License to Cboe for Covered S&P Shared IP Indices. S&P, on behalf of itself and its Affiliates, hereby grants to Cboe and its Affiliates a non-transferable license during the Term, in the Territory, to: (a) use, publish, calculate, disseminate, and distribute each Covered S&P Shared IP Index identified in this Order and its associated S&P Values, subject to Section 7.1 below with respect to data dissemination; (b) use each such index and its associated S&P Values as the basis for Standardized Option Contracts in the Territory and traded on Cboe’s Markets, including all activities associated with their creation, issuance, listing, trading, exercise, clearance, and settlement; and (c) with S&P’s prior written consent under Section 6.3 of the Master Agreement, use each such index and its associated S&P Values as the basis for any product described in Section 1.1.4 above. Nothing in this Section 2.1.2 limits S&P’s right to calculate, maintain, publish, disseminate, or distribute a Covered S&P Shared IP Index or its values, except that S&P may not authorize a use prohibited by Section 2.2 below.

2.1.3.	License to Licensed S&P Marks. S&P, on behalf of itself and its Affiliates, grants to Cboe and its Affiliates a non-exclusive (except to the extent provided in Section 2.2 below), non-transferable license during the Term to use and refer to the Licensed S&P Marks: (a) in the name and branding of each Covered Shared IP Index as identified in this Order and in connection with the publication, dissemination, marketing and promotion of such index; (b) in connection with the trading, marketing and promotion of any Cboe Licensed Product or other use authorized under this Section 2; and (c) in disclosures that Cboe or its Affiliates deem necessary or desirable under applicable laws, rules or regulations to identify S&P as the source of the applicable S&P Underlying IP. No Licensed S&P Mark may be used on a standalone basis or in the name or branding of a Cboe Shared IP Index, unless separately approved under Section 6.3 of the Master Agreement or otherwise expressly authorized under this Order.

2.2.	Exclusivity. During the Term, the licenses granted under Sections 2.1.1, 2.1.2, and 2.1.3 are exclusive only to the extent provided in this Section 2.2. Except as expressly authorized under another written agreement between the Parties (including, without limitation, any separate Order addressing third-party licensing of the Covered Shared IP Indices, and following any consent required under Section 6.3 of the Master Agreement), S&P shall not license, purport to license, or otherwise expressly authorize a third party to:

2.2.1.	use any Licensed S&P Indices and/or any Covered S&P Shared IP Index (and in each case the associated S&P Values) as input data for purposes of calculating values of any Volatility Index, BuyWrite Index or Variance Indicator;

2.2.2.	use any Licensed S&P Mark in the name, branding, marketing, or promotion of any third-party Volatility Index, BuyWrite Index or Variance Indicator;

2.2.3.	use any Covered Shared IP Index as the basis for any of the following Third-Party Licensed Products: Standardized Option Contract, Futures Contracts, Options on Futures Contracts, Exchange-Traded Notes, and Exchange-Traded Funds, except as expressly authorized under Order No. 3-1 under the Master Agreement; or

2.2.4.	use the Licensed S&P Marks in connection with the name, branding, trading, marketing, or promotion of the following Third-Party Licensed Products to the extent prohibited by Section 2.2.3 above: Standardized Option Contract, Futures Contracts, Options on Futures Contracts, Exchange-Traded Notes, Exchange-Traded Funds except as expressly authorized under Order No. 3-1 under the Master Agreement.

Except as otherwise expressly set forth in Sections 2.2.1 or 2.2.2 above, nothing set forth herein shall limit S&P’s right to license any underlying S&P Index (including any Licensed S&P Indices and Values) or any S&P Mark to any third party for use with a derived index.

2.3.	Reciprocal Creation Restriction. Except as expressly authorized by this Order, Order No. 3-1 or by another Order or other written agreement between the Parties, and without limiting Section 6.3 of the Master Agreement, Cboe shall not license, purport to license, or otherwise expressly authorize a third party to use a Cboe Methodology (or substantially similar methodology), Covered Cboe Shared IP Index or Cboe Values as input data to derive, calculate or maintain a Volatility Index, BuyWrite Index or Variance Indicator.

2.4.	Reciprocal Third-Party Product Restriction. Except as expressly authorized by this Order, Order No. 3-1 or by another Order or other written agreement between the Parties, and without limiting Section 5.4 of the Master Agreement, Cboe shall not license, purport to license, or otherwise expressly authorize a third party to use any Covered Shared IP Index as the basis for any of the following Third-Party Licensed Products: Standardized Option Contract, Futures Contracts, Options on Futures Contracts, Exchange-Traded Notes, and Exchange-Traded Funds.

2.5.	Competing Product Fee. If Cboe or an Affiliate of Cboe trades any Competing Products and the volume (notionally adjusted for equivalence with the corresponding Standardized Option Contracts, Future Contracts, and Options on Future Contracts) of Competing Products traded, measured over any calendar month, exceeds the volume of Standardized Option Contracts, Futures Contracts, and Options on Futures Contracts by the greater of (a) [***] or (b) [***] of the volume of such Standardized Option Contracts, Futures Contracts, and Options on Futures Contracts, then: (i) Cboe shall pay S&P a per-contract fee equal to [***], or (ii) Cboe’s rights of exclusivity described in Section 2.2 above shall terminate.

3.	CBOE LICENSE TO S&P

3.1.	License Grant.

3.1.1.	License/Acknowledgement to S&P for Shared IP Index Creation and Use. Subject to the Master Agreement and this Order, Cboe, on behalf of itself and its Affiliates (as applicable) hereby: (a) grants to S&P and its Affiliates a limited, non-transferable, worldwide license during the Term to use each Covered Cboe Shared IP Index (and its values), and any other Cboe Underlying IP therein (or expressly made available under this Order for a Covered S&P Shared IP Index), in each case, to derive, maintain, publish, calculate and disseminate Covered S&P Shared IP Indices or otherwise to the extent reasonably necessary to exercise the rights expressly authorized under this Order with respect to such indices; and (b) acknowledges and agrees that, as between the Parties, S&P (or its applicable Affiliate) solely and exclusively owns the Covered S&P Shared IP Indices and their methodologies and values and may exercise the rights provided under this Order with respect thereto, subject to Cboe’s ownership of any Cboe Underlying IP therein. S&P and its Affiliates may use, publish, calculate, maintain, modify, disseminate and distribute the Covered S&P Shared IP Indices. Creation of a new Covered Shared IP Index remains subject to Section 4 below.

3.1.2.	License to Licensed Cboe Marks. Cboe, on behalf of itself and its Affiliates, grants to S&P and its Affiliates a non-exclusive, non-transferable license during the Term to use and refer to the Licensed Cboe Marks, solely to the extent reasonably necessary: (a) in the name, branding, or marketing of each Covered S&P Shared IP Index as identified in this Order and in connection with the publication, dissemination, marketing and promotion of such index; (b) in connection with the trading, marketing and promotion of any index, indicator, benchmark, Licensed Product or other use authorized under this Section 3; and (c) in disclosures that S&P or its Affiliates deem necessary or desirable under applicable laws, rules or regulations to identify Cboe as the source of the applicable Cboe Underlying IP. No Licensed Cboe Mark may be used on a standalone basis or in the name, branding, or marketing of a resulting third-party index or product or Covered S&P Shared IP Index unless separately approved under Section 6.3 of the Master Agreement or otherwise expressly authorized under this Order.

4.	NEW SHARED IP INDICES

4.1.	Approval of New Covered Shared IP Indices. A Party proposing to develop, compile or commercialize a new index, indicator or benchmark that it believes would be a Covered Shared IP Index shall request the other Party’s approval under Section 6.3 of the Master Agreement and no such index, indicator, or benchmark shall constitute a Covered Shared IP Index unless and until it has been approved or deemed approved thereunder. The approval request shall identify the proposed index, owner, Index Calculation Agent, Benchmark Administrator, S&P Underlying IP, Cboe Underlying IP, name and branding, Licensed Products, and any proposed modified terms to those set forth herein.

4.2.	Effect of Approval. Approval or deemed approval under Section 6.3 of the Master Agreement satisfies the consent requirement for development, compilation, and designation of the proposed index, indicator or benchmark. Any later use or third-party license that independently requires consent remains subject to Section 6.3 of the Master Agreement and any applicable Order addressing third-party licensing. Unless the Parties otherwise agree in writing, ownership of an approved index follows the Party that compiles it and develops its methodology or product construction, subject to the other Party’s ownership of its Underlying IP.

4.3.	Existing Approvals. Notwithstanding anything to the contrary in the Master Agreement (or any Order entered into thereunder, including this Order), any Covered Shared IP Index approved in writing or expressly permitted under the Prior Agreements remains authorized without the need for a new consent, as provided in Section 6.3 of the Master Agreement.

5.	TERM

5.1.	Term. This Order shall commence on the Commencement Date and, unless earlier terminated in accordance with the Master Agreement or this Order, shall remain in effect for so long as Order No. 1-1 remains in effect and automatically terminates upon the expiration or termination of Order No. 1-1 (the “Term”).

6.	LICENSE FEES

6.1.	Cboe Licensed Product Fees. For each Cboe Licensed Product listed and traded by Cboe under this Order, Cboe shall pay to S&P a fee to be calculated on a per-contract basis as set forth in Exhibit A hereto (the “Cboe Licensed Product Fees”).

6.2.	Payment Frequency. Quarterly in arrears.

6.3.	Payment Due Date. Within forty-five (45) days after the end of the applicable quarter.

6.4.	Fee Accounting. Each payment made under this Section 6 shall be accompanied by a full accounting of the basis for the calculation of the fee.

6.5.	Payment Terms. Payment terms will be as otherwise provided in the Master Agreement.

6.6.	Reporting: Within thirty (30) days after the end of each calendar quarter, Cboe shall provide a report to S&P setting forth the following information with respect to the quarter then ended: (a) the ADV with respect to each Cboe Licensed Product; and (b) the volume of any Competing Products.

7.	ADDITIONAL TERMS AND CONDITIONS

7.1.	Data Dissemination. Notwithstanding anything to the contrary: (a) Cboe and its Affiliates may disseminate Cboe Values (excluding the values of the Covered Cboe Shared IP Indices) to market data vendors and users, directly or through OPRA, CTA, CQS or any other information processor performing similar functions, and may collect and retain all revenues to which they are entitled from such dissemination without sharing such revenues with S&P; (b) subject to Section 7.2 below, Cboe may disseminate real-time data pertaining to the Covered Cboe Shared IP Indices; (c) S&P may disseminate non-real-time data pertaining to the Covered Shared IP Indices, including delayed data and historical databases, and retain all associated revenues; and (d) subject to Section 7.2 below, S&P may disseminate real-time data with respect to the S&P Shared IP Indices.

7.2.	Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that: (a) as of the Commencement Date, each Party’s dissemination rights set forth in Sections 7.1(b) and (d), as applicable, shall be subject to a [***] governed by that certain Index Value Distribution Agreement by and between S&P DJI and Cboe Data Services, LLC (an Affiliate of Cboe) dated as of March 23, 2010, as amended (the “Distribution Agreement”); provided, however, [***]; and (b) if the Distribution Agreement expires or terminates at any time during the Term, each Party shall be obligated to calculate and pay a [***] with respect to the Shared IP Indices calculated and disseminated by such Party (unless otherwise mutually agreed in writing by the Parties), subject to the following: (i) [***]; and (ii) the Parties shall work together in good faith to document their respective rights and obligations with respect to such ongoing dissemination and revenue sharing, [***].

7.3.	Index Calculation Agent and Benchmark Administrator. Each Party shall serve as the Index Calculation Agent and the Benchmark Administrator for each applicable Covered Shared IP Index, as identified in Exhibit C, and shall perform the applicable roles set forth for those positions in accordance with the terms and conditions of Exhibit B, including acting as “benchmark administrator” within the meaning of the IOSCO Principles for Financial Benchmarks (“IOSCO Principles”) and the European Benchmarks Regulation (“BMR”), to the extent applicable, subject to Exhibit B.

7.4.	Continuation of Covered Shared IP Indices. Notwithstanding Sections 9.5, 9.6, and 12.3 of the Master Agreement, following expiration or termination of this Order or the Master Agreement, for so long as Cboe or an Affiliate retains rights under Order No. 1-1 or the applicable post-termination provisions of the Master Agreement to use the applicable Underlying S&P Indices and Values as the basis for Standardized Option Contracts, Cboe and its Affiliates may continue to exercise the rights granted under Sections 2.1.1, 2.1.2, and 2.1.3 above with respect to the applicable Covered Shared IP Indices, to the extent necessary to support products that prior to such expiration or termination would have been Cboe Licensed Products based on such Covered Shared IP Indices including to derive, calculate, maintain, publish, disseminate, and distribute those indices and to use the applicable Licensed S&P Marks in connection with such outstanding Cboe Licensed Products based thereon, in each case subject to the Territory and any applicable consent requirements. Notwithstanding the foregoing, with respect to any Covered Shared IP Index that incorporates S&P Underlying IP, such continuation shall be solely to the extent necessary to support then-outstanding Cboe Licensed Products, Cboe shall have no right to create, issue, or list any new Cboe Licensed Product based on such index following such expiration or termination, and any continuation of Cboe's rights with respect to such index shall be limited to the wind-down and delisting mechanics set forth in Section 9.6.1 of the Master Agreement, and the post-termination Shared IP Index continuation rights set forth in Section 9.6.2, of the Master Agreement. The continuation rights under this Section 7.4 remain subject to the provisions of this Order necessary to support their exercise and to payment of applicable Cboe Licensed Product Fees, which shall continue for so long as the Cboe Licensed Products are traded, and, with respect to any Covered Shared IP Index that incorporates S&P Underlying IP, in no event shall extend beyond the earlier of (a) the date all such outstanding Cboe Licensed Products cease trading and (b) the fifth (5th) anniversary of the effective date of the applicable expiration or termination, consistent with Section 9.6.2 of the Master Agreement.

7.5.	Discontinuation and Runoff. S&P may discontinue calculation and dissemination of a Covered S&P Shared IP Index or applicable underlying S&P Index upon at least twelve (12) months’ written notice. Any affected license to Cboe shall continue for Cboe Licensed Products with expiration dates listed during the notice period or in expiration months already listed when notice was received, but not more than thirty (30) months after the stated discontinuation date; Cboe Licensed Product Fees and rights to use the applicable Marks shall continue during that runoff. Cboe may discontinue a Covered Cboe Shared IP Index upon at least thirteen (13) months’ written notice.

7.6.	Discontinued Underlying Index. If S&P discontinues an underlying S&P Index and Cboe continues to calculate and disseminate a dependent Covered Cboe Shared IP Index, Cboe shall alter the name of that index to exclude the name of the discontinued underlying S&P Index and shall prominently disclaim any relationship with S&P for Cboe Licensed Products based on that index.

7.7.	Enforcement of Exclusivity by S&P. If S&P becomes actually aware that the Licensed S&P Marks, the Licensed S&P Indices and Values, or a Covered S&P Shared IP Index is being used by a third party in a manner inconsistent with the exclusivity granted to Cboe under this Order, without the prior written consent of S&P, S&P may, in its sole discretion, determine whether to take action to cause such use to cease, including initiating litigation against such person. The Parties shall confer in good faith regarding any such action and the sharing of any expenses in connection therewith, and Cboe shall reasonably cooperate with S&P in connection with any such action, including joining as a party where Cboe is a necessary or indispensable party.

7.8.	Enforcement of Exclusivity by Cboe. If Cboe receives written notice from S&P, or otherwise becomes actually aware, that any Covered Cboe Shared IP Index, Cboe Value, or any Licensed Cboe Mark is being used by a third party without Cboe’s prior written consent in a manner inconsistent with this Order, Cboe may, in its sole discretion, determine whether to take action to cause such use to cease, including initiating litigation against such person. To be clear, Cboe’s rights hereunder shall not extend to any enforcement action with respect to any Underlying S&P Index or S&P Mark. Without limiting the foregoing, the Parties shall confer in good faith regarding any such action and the sharing of any expenses in connection therewith, and S&P shall reasonably cooperate with Cboe in connection with any such action, including joining as a party to such action where S&P is a necessary or indispensable party.

7.9.	Remedies During Infringement. Notwithstanding anything to the contrary in the Master Agreement, if at any time during the Term while the exclusive obligations set forth in this Order remain in effect, any one or more trading venues, exchanges or other markets (other than Cboe’s Markets) begin trading, in any country, any product that would constitute a Standardized Option Contract, Futures Contract, or Options on Futures Contract based on the Cboe Volatility Index, other than as expressly authorized under this Order, Order No. 3-1 or any other Order or written agreement between the Parties (“Third-Party Trading”), and the average daily trading volume of such Third-Party Trading in such country exceeds [***] of the average daily trading volume during the immediately preceding six (6) months in the corresponding Cboe Licensed Products on Cboe’s Markets in such country (a “Trigger Event”), then in each quarter during which a Trigger Event occurs, the Cboe Licensed Product Fees payable to S&P by Cboe under this Order for such quarter shall be reduced by an amount equal to [***] (such amount, the “Fee Relief Amount”); provided that, in no event shall the aggregate Fee Relief Amount with respect to Third-Party Trading for any calendar year exceed [***] of the Cboe Licensed Product Fees payable by Cboe to S&P (without giving effect to any Fee Relief Amount) for such calendar year in which the Trigger Event occurs. If the Third-Party Trading that gave rise to the Trigger Event ceases as a result of action taken by S&P or any of its Affiliates pursuant to Section 7.7 above, then within ninety (90) days following the cessation of such Third-Party Trading, Cboe shall pay to S&P an amount equal to [***] of such Fee Relief Amount withheld during the period of such Trigger Event with respect to such Third-Party Trading, reduced (but not below zero) by Cboe’s share of the costs of such action. The remedies set forth in this Section 7.9 shall be Cboe’s sole and exclusive remedy with respect to infringing Third-Party Trading contemplated by this Section 7.9 and shall be in lieu of all other remedies, whether at law or in equity, otherwise available to Cboe.

EXHIBIT A
License Fees

[***]

EXHIBIT B

Obligations with Respect to Calculation and Benchmark Administration

The Party that shall act as the Index Calculation Agent and the Benchmark Administrator for each Covered Shared IP Index as provided in Section 7.3 of this Order shall be identified in Exhibit C (such Party, the “Applicable C&B Party”). This Exhibit B sets forth the Applicable C&B Party’s obligations in those roles, in each case only to the extent applicable to the relevant Covered Shared IP Index.

Except as expressly provided in this Exhibit B, nothing in this Exhibit gives either Party a right to approve, control, or exercise judgment concerning the methodology, composition, calculation, correction, recalculation, redistribution, maintenance, or discontinuation of a Covered Shared IP Index.

The Owner identified in Exhibit C retains sole editorial control over the methodology and composition of that index, and the Applicable C&B Party retains discretion with respect to matters within its roles, subject to its then-current policies and applicable law and regulations.

For the avoidance of doubt, the Applicable C&B Party’s obligations under this Exhibit B are subject to the limitation of liability and disclaimer provisions of the Master Agreement. The Applicable C&B Party does not guarantee the accuracy or completeness of any input data provided by or on behalf of the other Party or the uninterrupted calculation or dissemination of any Covered Shared IP Index, and shall have no liability for any error, omission, or interruption to the extent caused by such input data. The obligations set forth in this Exhibit B reflect the Applicable C&B Party’s established calculation and benchmark-administration practices for the Covered Shared IP Indices and are not intended to expand those practices. Except where a higher standard is expressly required by applicable law or regulation (including the IOSCO Principles and the BMR), the Applicable C&B Party shall only be required to perform its obligations under this Exhibit B using commercially reasonable efforts. For purposes of this Exhibit B, an Error (as defined below) is “material” only if it results in a deviation in the affected index value of more than twenty (20) basis points.

1.	OBLIGATIONS WITH RESPECT TO CALCULATION

1.1.	Real-Time Dissemination

1.1.1.	The Applicable C&B Party shall calculate and disseminate index values for each Covered Shared IP Index consistent with its established practices for that index and its then-current policies and applicable law.

1.1.2.	The Applicable C&B Party shall correct, or instruct its agent to correct, on a going-forward basis, any material error in its computation of a Covered Shared IP Index of which it becomes aware or that is brought to its attention, in accordance with its then-current policies and applicable law. Nothing in this Exhibit B gives the other Party the right to exercise judgment over, or to require changes to, the Applicable C&B Party’s methodology or method of calculating any Covered Shared IP Index, except as expressly provided in Section 2 of this Exhibit B.

1.2.	Support and Escalation

1.2.1.	Each Party shall make available a list of primary and secondary contacts for the purpose of supporting the calculation of the relevant indices (“Support and Escalation Contacts”). Where possible, advance notice shall be given for any personnel changes that affect the Support and Escalation Contacts, and each Party shall keep contact information up-to-date.

1.2.2.	In the event of an outage, each Party shall notify all Support and Escalation Contacts of any outage that impacts the connectivity and distribution of data related to the relevant indices as soon as such outage occurs or is known.

1.2.3.	Either Party shall notify the other of any errors in the calculation of the indices (each an “Error”) as soon as reasonably possible. As soon as reasonably possible thereafter, the Applicable C&B Party shall provide an explanation of the Error and potential impact to the index values.

1.2.4.	The Applicable C&B Party shall respond to any inquiry made by the other Party on days when the applicable exchange is open for trading by the close of trading of the same business day, or at a reasonable time depending on the nature of the issue.

2.	BENCHMARK ADMINISTRATION OBLIGATIONS

2.1.	Benchmark Administrator Responsibilities

2.1.1.	The Applicable C&B Party shall implement and maintain calculation systems and procedures that comply with the IOSCO Principles, the BMR (to the extent applicable), and all applicable laws, rules and regulations, with respect to each applicable Covered Shared IP Index.

2.2.	Inspection Rights

2.2.1.	The other Party shall have the right, upon at least thirty (30) days’ prior written notice, during the Applicable C&B Party’s normal business hours and at such other Party’s expense, to review and inspect the Applicable C&B Party’s calculation systems and procedures and business records, solely to the extent necessary to determine whether the Applicable C&B Party is administering the applicable Covered Shared IP Index in accordance with the Master Agreement, this Order, and applicable law and regulations (each such review, an “Administration Inspection”). The other Party shall not conduct more than one (1) Administration Inspection in any twelve (12) month period, except for any additional inspection reasonably required following a material Error not related to such other Party. Each Administration Inspection shall be subject to the Applicable C&B Party’s reasonable confidentiality, compliance, and site security policies, and staff availability. In the event that an Administration Inspection reveals errors, deficiencies, or conflicts of interest in the Applicable C&B Party’s systems and procedures, the Parties shall cooperate and collaborate to expediently resolve any such issues. It shall not require direct access to live production systems or source code, or disclosure of legally privileged information or information prohibited from disclosure by third-party obligations. All non-public information disclosed shall be Confidential Information under the Master Agreement. The Applicable C&B Party agrees to give commercially reasonable consideration and attention to the other Party’s request(s) to make specified modifications to its systems and procedures consistent with industry best practices and applicable law.

2.3.	Notification of Material Developments

2.3.1.	The Applicable C&B Party shall notify the other Party as soon as reasonably practicable of any development that is likely to have a material impact on the Applicable C&B Party’s ability to effectively carry out its administration and oversight of the applicable Covered Shared IP Index in compliance with applicable law and regulatory requirements. Upon prior written notice from the other Party, the Applicable C&B Party shall use reasonable efforts to cooperate with any request for information from a relevant competent authority in connection with the administration of any Covered Shared IP Index that is a registered benchmark under the BMR.

2.4.	Regulatory Access

2.4.1.	With respect to any Covered Shared IP Index that has been registered under the UK or EU BMR or is otherwise subject to such BMR, the Applicable C&B Party shall grant to the other Party and the representative(s) of the relevant competent authority access (a) to data relating to the administration of such Covered Shared IP Index and (b) to its premises, in each case insofar as such access is necessary to enable such representatives to fulfill their regulatory functions pursuant to the BMR. Unless otherwise required by the BMR, any other relevant law or regulation, or any relevant competent authority: (i) the other Party shall provide at least thirty (30) days’ prior written notice of its own request, or prompt notice of any request received from a competent authority, for access to the Applicable C&B Party’s premises; (ii) such access shall be granted only at reasonable times during business hours and to a reasonable number of persons; (iii) the other Party shall comply with the Applicable C&B Party’s policies on physical and information security and any other reasonable requests to protect commercially sensitive information; (iv) access shall be granted to documents and data only insofar as specifically relevant to the administration of the applicable Covered Shared IP Index, and the Applicable C&B Party may redact legally privileged information, information subject to third-party confidentiality obligations, and commercially sensitive proprietary information, except to the extent disclosure is required by the BMR, other applicable law, or the relevant competent authority; and (v) no copies of data shall be made or removed from the premises without the Applicable C&B Party’s written consent.

EXHIBIT C

Covered Shared IP Index Information

1.	Index Information. This Exhibit C identifies the Owner, Index Calculation Agent, Benchmark Administrator, S&P Underlying IP, and Cboe Underlying IP for each Covered Shared IP Index. The Underlying IP identified for a Party includes the applicable Licensed S&P Marks or Licensed Cboe Marks used in the name or branding of the applicable Covered Shared IP Index (including its name and ticker). Any use of such Marks or other Underlying IP remains subject to the scope, conditions and restrictions of the applicable license under Section 2 (S&P License to Cboe) or Section 3 (Cboe License to S&P) of this Order.

2.	Omitted Underlying IP. The failure to identify or itemize any Underlying IP in this Exhibit C shall not be construed as a waiver, abandonment, disclaimer or relinquishment of, or as a failure to grant or reserve, any right, title, interest, license, or ownership of either Party or its Affiliates or Third-Party Licensors. Each Party retains ownership of the Underlying IP that it owns. If any Underlying IP in a Covered Shared IP Index is not identified in this Exhibit C, the applicable license under Section 2 or Section 3 of this Order shall be deemed to include such Underlying IP to the extent reasonably necessary to exercise the rights expressly granted under this Order with respect to that Covered Shared IP Index. The Parties shall use commercially reasonable efforts to update this Exhibit C after identifying any omission.

3.	Methodology Descriptions. The methodology descriptions for the Covered Cboe Shared IP Indices identified below are provided on Cboe’s public website (as updated from time to time) and, as of the Commencement Date, at: https://www.cboe.com/indices/governance/.

COVERED SHARED IP INDEX	“OWNER”	“INDEX CALCULATION AGENT”	“BENCHMARK ADMINISTRATOR”	S&P UNDERLYING IP	CBOE UNDERLYING IP
VOLATILITY INDICES
Cboe Volatility Index (VIX)	Cboe Global Indices, LLC (“CGI”)	CGI	CGI

S&P 500 Index and related methodology (in each case, for the sole purpose of supporting the listing and trading of SPX options which produce the Cboe Values used in the calculation of this VIX index)

S&P Marks: S&P, S&P 500

Cboe Methodology (VIX Methodology) Cboe Values Cboe Marks: Cboe , VIX
Cboe S&P 500 3-Month Volatility Index (VXV)	CGI	CGI	CGI

S&P 500 Index and related methodology (in each case, for the sole purpose of supporting the listing and trading of SPX options which produce the Cboe Values used in the calculation of this VXV index)

S&P Marks: S&P, S&P 500

Cboe Methodology (VIX Methodology) Cboe Values Cboe Marks: Cboe , VIX

COVERED SHARED IP INDEX	“OWNER”	“INDEX CALCULATION AGENT”	“BENCHMARK ADMINISTRATOR”	S&P UNDERLYING IP	CBOE UNDERLYING IP
BUYWRITE INDICES
Cboe S&P 500 BuyWrite Index (BXM)	CGI	CGI	CGI	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BXM Methodology) Cboe Values Cboe Marks: Cboe , BXM , BuyWrite Index
Cboe S&P 500 2% OTM BuyWrite Index (BXY)	CGI	CGI	CGI	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values Cboe Marks: Cboe , BXY , BuyWrite Index
S&P 500 Protective Put and Covered Call Index (USD) TR	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values
S&P 500 Futures 40% Defined Volatility Autocall Index (USD) TR	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values

COVERED SHARED IP INDEX	“OWNER”	“INDEX CALCULATION AGENT”	“BENCHMARK ADMINISTRATOR”	S&P UNDERLYING IP	CBOE UNDERLYING IP
S&P 500 10% Daily Fixed Covered Call Index (USD) TR	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values
S&P 500 10% Daily Premium Covered Call Index (USD) TR	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values
S&P 500 6% Premium Weekly Covered Call 6% Distributed Yield Index (USD) NTR	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values
S&P 500 6% Premium Weekly Covered Call 6% Distributed Yield Index (EUR) NTR	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values
S&P 500 6% Premium Weekly Covered Call Index (USD) NTR	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values
S&P 500 6% Premium Weekly Covered Call Index (EUR) NTR	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values

COVERED SHARED IP INDEX	“OWNER”	“INDEX CALCULATION AGENT”	“BENCHMARK ADMINISTRATOR”	S&P UNDERLYING IP	CBOE UNDERLYING IP
S&P 500 8% Premium Covered Call Index (USD) TR	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values
S&P 500 Covered Call 1% OTM Daily Index (USD) TR	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values
S&P 500 Daily Covered Call (USD) TR	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values
S&P 500 Daily Covered Call Index (USD) Call Only	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values
S&P 500 Daily Covered Call Index (USD) Income Only	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values
S&P 500 Dynamic Covered Call Index (USD) TR	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values

COVERED SHARED IP INDEX	“OWNER”	“INDEX CALCULATION AGENT”	“BENCHMARK ADMINISTRATOR”	S&P UNDERLYING IP	CBOE UNDERLYING IP
S&P 500 Dynamic Volatility Covered Call Index (USD) TR	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values
S&P 500 Top 50 15% Daily Premium Covered Call Index (USD) TR	S&P	S&P	S&P	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Methodology (BuyWrite Methodology) Cboe Values
VARIANCE INDICATORS
Cboe S&P 500 Realized Variance Indicator	CGI	CGI	CGI	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Values Cboe Marks: Cboe
Cboe S&P 500 Implied Variance Indicator	CGI	CGI	CGI	S&P 500 Index and related methodology S&P Marks: S&P, S&P 500	Cboe Values Cboe Marks: Cboe